Execution Version

TRANSOCEAN LTD.

SHARES, PAR VALUE CHF 0.10 PER SHARE

EQUITY DISTRIBUTION AGREEMENT

August 5, 2022

August 5, 2022

To Morgan Stanley & Co. LLC
1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Transocean Ltd., a company organized under the laws of Switzerland (the “Company”), proposes to sell through Morgan Stanley & Co. LLC, as sales agent (the “Manager”), on the terms set forth in this equity distribution agreement (this “Agreement”), certain of its shares, par value CHF 0.10 per share (the “Shares”), having an aggregate gross sales price of up to $435,000,000. The Shares of the Company are generally referred to as the “Company Shares,” and the Company Shares to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Public Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-257093), including a prospectus, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Basic Prospectus”. “Prospectus Supplement” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof, in the form furnished by the Company to the Manager in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus” means the Basic Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement (as defined in Section 6(c) below), if any. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free Writing Prospectuses” means the documents listed on Schedule I hereto or otherwise approved in writing by the Manager in accordance with Section 6(b), and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus Supplement”, “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Interim

Prospectus Supplement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).

1.Representations and Warranties. The Company represents and warrants to and agrees with the Manager that:
(a)The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.
(b)(i) (A) At the respective times the Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the Manager pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each time Shares are sold pursuant to this Agreement (each, a “Time of Sale”), (D) at each Settlement Date (as defined below) and (E) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; (ii) the Basic Prospectus complied, or will comply, at the time it was, or will be filed, with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Time of Sale and at all times during the Delivery Period, will comply in all material respects with the rules and regulations under the Securities Act; (iii) each of the Prospectus Supplement, any Interim Prospectus Supplement and the Prospectus will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, as of each Settlement Date and at all times during the Delivery Period, in all material respects with the rules and regulations under the Securities Act; and (iv) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(c)(i) As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Manager expressly for use in the Prospectus or in the General Disclosure Package, it being understood and agreed that the only such information furnished by the Manager consists of the information set forth in the ninth paragraph under the caption “Plan of Distribution” of the Prospectus (the “Manager Information”).
(d)Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Manager, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with the Manager Information. Each broadly available road show, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with the Manager Information. Except for the Permitted Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to and approved by the Manager in accordance with Section 6(b), the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus.
(e)(i)(A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shelf Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was not an “ineligible issuer” as defined in Rule 405 of the Securities Act; and (ii)(A) at the time of filing of the Registration Statement, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (C) at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.
(f)The Company has been duly incorporated and is validly existing as a corporation under the laws of Switzerland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below); and each Significant Subsidiary (as set forth in Rule 1-02 of Regulation S-X under the Exchange Act) of the Company (a “Significant Subsidiary”) has been duly incorporated and is validly existing and in good standing (if applicable) under the laws of its jurisdiction of organization, each with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package, and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing (if applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or the failure to have the requisite power and authority would not have a Material Adverse Effect;
(g)This Agreement has been duly authorized, executed and delivered by the Company.
(h)The execution, delivery and performance by the Company, and compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Company’s subsidiaries (the “Subsidiaries”) is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will any such actions result in any violation of any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties, except for any such conflict, breach, violation or default which (A) would not have a material adverse effect on the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries considered as one enterprise (a “Material Adverse Effect”), (B) would not impair the Company’s ability to perform its obligations hereunder or under the Registration Statement, the Prospectus and the General Disclosure Package, as the case may be, and (C) would not have any material adverse effect upon the consummation of the transactions contemplated hereby and thereby, (ii) result in any violation of or default under the provisions of the Articles of Association, Certificate of Incorporation or Bylaws, Organizational Regulations or equivalent document, as the case may be, of the Company or any of the Subsidiaries or (iii) contravene any federal, state or local law, rule or regulation applicable to the Company or any of the Subsidiaries, or any order applicable to the Company or any of the Subsidiaries of any court or of any other governmental agency or instrumentality having jurisdiction over them or any of their property, except for any contravention which (A) would not have a Material Adverse Effect, (B) would not impair the Company’s ability to perform its obligations hereunder or under the Registration Statement, the Prospectus and the General Disclosure Package and (C) would not have any material adverse effect upon the consummation of the transactions contemplated hereby and thereby. The Company will conduct the offer and sale of the Shares in compliance with Rule 415(a)(4) under the Exchange Act.
(i)None of the Company or any of the Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, except for losses or interferences that would not, individually or in the aggregate, have a Material Adverse Effect; and, since the respective dates as of which the information is given in the General Disclosure Package, there has not been any change in the Company Shares (other than pursuant to any employee benefit plan of the Company or issuances of Company Shares to any of the Subsidiaries as treasury shares) or increase in the long-term debt of the Company or any of the Subsidiaries or any incurrence of material liabilities or obligations, direct or contingent, or entry into any material transaction or any change that would have a Material Adverse Effect or any development involving a prospective change that the Company would reasonably expect to have a Material Adverse Effect, otherwise than as set forth or contemplated in the General Disclosure Package.
(j)The statements set forth in the Prospectus under the caption “Description of Transocean Ltd. Shares,” insofar as they purport to constitute a summary of the terms of the Shares, and under the caption “Material Tax Consequences,” insofar as they purport to describe the provisions of the laws referred to therein, are accurate, complete and fair in all material respects.
(k)The Company has, or is permitted to issue, share capital as set forth or incorporated in the General Disclosure Package and all of the issued and outstanding Company Shares have been duly and validly authorized and issued and are fully paid and non-assessable.
(l)(i) The Shares, when delivered and paid for in accordance with the terms of this Agreement, will be duly and validly authorized and issued, fully paid and non-assessable, and any legal requirements as to subscription or similar rights on such Shares have been validly complied with; (ii) the Shares, when delivered and paid for in the manner contemplated by this Agreement, will be subject only to any restrictions applicable under the Company's Articles of Association, will be freely transferable and will not be subject to any third party rights of any nature; and (iii) the Shares, when delivered and paid for in the manner contemplated by this Agreement, will belong to the same series and class as the issued share capital of the Company, granting the same voting and economic rights.
(m)No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required in connection with the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated hereby and thereby, except (x) such as have been, or will be at the time of such issue and sale, including the issuance and sale of the Shares, obtained under the Securities Act of 1933, as amended (the “Securities Act”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws, (y) where the failure to possess such consent, approval, authorization, order, registration or qualification (A) would not, individually or in the aggregate, have a Material Adverse Effect, (B) would not impair the Company’s ability to perform its obligations hereunder or under the Registration Statement, the Prospectus and the General Disclosure Package and (C) would not have any material adverse effect upon the consummation of the transactions contemplated hereby and thereby or (z) filings with the Commercial Register in the Canton of Zug in connection with the issuance of Shares.
(n)Neither the Company, nor any of its affiliates, nor any person acting on behalf of any of them (provided that the Company makes no representation as to actions of the Manager) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the publication of a prospectus under the Swiss

Financial Services Act (the “FinSA”) or under Regulation EU 2017/1129 of the European Parliament and of the Council on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market and repealing Directive 2003/71/EC (the “Prospectus Regulation”). Neither the Company, nor any of its affiliates, nor any person acting on behalf of any of them (provided that the Company makes no representation as to actions of the Manager) has engaged in any form of solicitation or advertising or in any directed selling efforts with respect to the Shares in Switzerland or any member state of the European Economic Area, except in circumstances permitted under the FinSA or the Prospectus Regulation, respectively.
(o)Other than as set forth in the General Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject, which, if determined adversely to the Company or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
(p)None of the Company or any of the Subsidiaries is in violation of (i) its Articles of Association and Organizational Regulations, (ii) its Certificate of Incorporation or Bylaws, or equivalent documentation, as the case may be, or (iii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (iii), for any such violation or default which would not, individually or in the aggregate, have a Material Adverse Effect.
(q)The Company is not and, after giving effect to the offer and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
(r)Ernst & Young LLP, who have certified certain financial statements of the Company and the Subsidiaries and have audited the Company’s internal control over financial reporting are independent registered public accountants.
(s)The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States (“GAAP”). Management of the Company assessed its internal control over financial reporting as of December 31, 2021 and concluded internal control over financial reporting was effective as of such date. The Company is not aware of any material weaknesses in its internal control over financial reporting.
(t)(i) The Company and each of the Subsidiaries materially comply with all internal and external privacy policies authored by the Company (or the Subsidiaries), as well as any contractual obligations and applicable laws relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of the Subsidiaries of personal data (“Data Security Obligations”, and such data, “Data”); (ii) the Company has not received any written notification of or complaint regarding any material violation by the Company or any of the Subsidiaries of any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging material non-compliance by the Company or any of the Subsidiaries with any Data Security Obligation.
(u)The Company and each of the Subsidiaries have taken commercially reasonable technical and organizational measures to protect the information technology systems and Data used in connection with the operation of the Company’s and the Subsidiaries’ businesses. Without limiting the foregoing, the Company and the Subsidiaries have used reasonable efforts to establish and maintain reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including business continuity/disaster recovery and security plans that are designed to protect against and prevent unauthorized breach, destruction, loss, use, access, disablement, misappropriation or modification of an information technology system or Data used in connection with the operation of the Company’s and the Subsidiaries’ businesses (“Breach”). In the past three years, there has been no material Breach, and the Company and the Subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any material Breach.
(v)Except as disclosed in the Registration Statement or the General Disclosure Package, since the date of the latest audited financial statements included or incorporated by reference in the each of the Registration Statement or General Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(w)The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act (including related interactive data in eXtensible Business Reporting Language) is accumulated and communicated to the Company’s management and such disclosure controls and procedures were effective as of December 31, 2021.

(x)Prior to the date of this Agreement, neither the Company nor any of its affiliates have taken any action which is designed to or which has constituted, or which might have been expected to cause or result in, the stabilization or manipulation of the price of any security of the Company in connection with the offer and sale of the Shares.
(y)The Company is in compliance with the requirements of all applicable laws of governmental authorities having jurisdiction over its operations and all orders, writs, injunctions and decrees of such governmental authorities applicable to it or its respective properties, except where (i) any such non-compliance, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, or (ii) the Company is contesting such law, order, writ, injunction or decree in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor as applicable.
(z)Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, or except as described in the General Disclosure Package: (i) the Company and the Subsidiaries and their respective operations and facilities are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws (as defined below), which compliance includes, without limitation, having obtained and being in compliance with any permits, licenses or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices, required for the ownership and operation of the business, properties and facilities of the Company or the Subsidiaries under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of the Subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of the Subsidiaries is in violation of any Environmental Law; (iii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of the Subsidiaries based on or pursuant to any Environmental Law pending or, to the best of the Company’s knowledge, threatened against the Company or any of the Subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law, the Company or any of the Subsidiaries has retained or assumed either contractually or by operation of law; (iv) neither the Company nor any of the Subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; (v) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of the Subsidiaries; and (vi) there are no past or present actions, activities, circumstances, conditions or occurrences including, without limitation, the Release (as defined below) or threatened Release of any Material of Environmental Concern (as defined below), that could result in a violation of or liability under any Environmental Law on the part of the Company or any of the Subsidiaries including, without limitation, any such liability which the Company or any of the Subsidiaries has retained or assumed either contractually or by operation of law.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or occupational health and workplace safety including, without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form including, without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(aa)In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a material effect on the Company and the Subsidiaries, taken as a whole.
(bb)(i) Neither the Company nor any of its Subsidiaries or affiliates, nor any director, officer, nor, to the Company’s knowledge, any employee, agent or representative of the Company or of any of its Subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation of applicable law; (ii) the Company and its Subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws (hereinafter, “Anti-Corruption Laws”) and have instituted and maintain and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representation and warranty contained herein; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or affiliates, nor any director, officer, or employee of the same, with respect to the Anti-Corruption Laws is pending, or to the knowledge of the Company, threatened; and (iii) neither the Company nor any of the Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable Anti-Corruption Laws.
(cc)The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries or any directors, officers, or employees of the same, with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(dd)(i)Neither the Company nor any of the Subsidiaries, nor any director nor officer nor employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is more than 50% owned or controlled by a Person that is:
●	the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control the U.S. Department of State, the U.S. Department of Commerce’s Bureau of Industry and Security, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Swiss State Secretariat for Economic Affairs or the Swiss Directorate of International Law or other relevant sanctions authority (collectively, “Sanctions”), nor
●	located, organized or resident in a country or territory, or a national of a country or territory, that is the subject of comprehensive Sanctions, which may change from time to time (including, without limitation, the Crimea region of Ukraine, the so-called Donestk People’s Republic and the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria); provided that with regards to employees, a breach of this representation shall only be deemed to have occurred to the extent that such location, organization, residence or nationality would expose the Company, any of its Subsidiaries or the Manager to liability or penalty under, or otherwise result in the Company, any of its Subsidiaries or the Manager being in violation of, applicable Sanctions.

(ii) The Company will not, directly or indirectly, use the proceeds of the sale of any Shares, or lend, contribute or otherwise make available such proceeds to any of the Subsidiaries, joint venture partners or other Persons:

to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as initial purchaser, underwriter, advisor, investor or otherwise).

(iii)

For the past five years, the Company and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(iv)

No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries or its affiliates, nor any director, officer, or employee of the same, with respect to Sanctions is pending, or to the knowledge of the Company, threatened.

(ee)The financial statements, together with the related schedules and notes, included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The other financial information included in each of the Registration Statement, the Prospectus and the General Disclosure package has been derived from the accounting records of the Company and the Subsidiaries and presents fairly in all material respects the information shown thereby. The statistical and market related data and forward looking statements included in the Registration Statement, the Prospectus and the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represents their good faith estimates that are made on the basis of data derived from such sources.
(ff)The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with or otherwise necessary for the business now operated by them, except where the failure to so own or possess would not have a Material Adverse Effect, and neither the Company nor any of the Subsidiaries has infringed, is infringing or has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, except as would not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.
(gg)The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to so possess would not have a Material Adverse Effect, and neither the Company nor the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, except as described in the General Disclosure Package.
(hh)The Company and the Subsidiaries have good title to or a valid leasehold interest in all of their real property and good title to or a valid leasehold interest in all of their other property, except where the failure to have such title or leasehold interest in such property could not have a Material Adverse Effect.
(ii)The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes shown to be due and payable on such returns (except for cases in which the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or the Subsidiaries which has had (nor does the Company nor any of the Subsidiaries have any notice or knowledge of any tax deficiency which could be determined adversely to the Company or the Subsidiaries and which could have) a Material Adverse Effect.
(jj)The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes to be prudent and customary in the businesses in which they are engaged; neither the Company nor the Subsidiaries have been refused any insurance coverage sought or applied for; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the General Disclosure Package.
(kk)The Company and the Subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).
(ll)The Company and the Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established, maintained or contributed to by the Company and the Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all respects with ERISA except for any such non-compliance which would not reasonable be expected to result in a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company and the Subsidiaries, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company and the Subsidiaries are a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established, maintained or contributed to by the Company, the Subsidiaries or any of their ERISA Affiliates, which would result in a Material Adverse Effect. No “employee benefit plan” established, maintained or contributed to by the Company or the Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) that would result in a Material Adverse Effect. Neither the Company nor the Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code, which would result in a Material Adverse Effect. Each “employee benefit plan” established or maintained by the Company or the Subsidiaries or any of their ERISA Affiliates that has been determined by the Internal Revenue Service to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.
(mm)Except as described in the Registration Statement, the Prospectus Supplement or the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
2.Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Manager agree that the Company may from time to time seek to sell Shares through the Manager, acting as sales agent as follows:
(a)The Company may submit its orders to the Manager by telephone or email (including any price, time or size limits or other customary parameters or conditions) to sell Shares on any Trading Day (as defined herein) which order shall be confirmed by the Manager (and accepted by the Company) by electronic mail using a form substantially similar to that attached hereto as Exhibit A. As used herein, “Trading Day” shall mean any trading day on the New York Stock Exchange (the “Exchange”), other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time.
(b)Subject to the terms and conditions hereof, the Manager shall use its commercially reasonable efforts to execute any Company order submitted to it hereunder to sell Shares and with respect to which the Manager has agreed to act as sales agent. The Company acknowledges and agrees that (i) there can be no assurance that the Manager will be successful in selling the Shares, (ii) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Manager to use its commercially reasonable efforts to sell such Shares and (iii) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement.
(c)The Company shall not authorize the issuance and sale of, and the Manager shall not sell, any Share at a price lower than the minimum price therefor designated by the Company pursuant to Section 2(a) above. In addition, the Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.
(d)The Manager shall provide written confirmation (which may be by facsimile or email) to the Company and its designated Subsidiary following the close of trading on the Exchange each day in which Shares are sold under this Agreement setting forth (i) the amount of Shares sold on such day, (ii) the price or prices at which Shares were sold on such day, (iii) the gross offering proceeds received from such sale, (iv) the net proceeds from the sale of such Shares to the Company and (v) the commission payable by the Company to the Manager with respect to such sales.
(e)At each Time of Sale, Settlement Date and Representation Date (as defined below), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.
(f)Notwithstanding any other provision of this Agreement, the Company and the Manager agree that no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold and the Manager shall not be obligated to sell or offer to sell, during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchase or sale of Company Shares by persons subject to such policy, or during any other period in which the Company is, or could be deemed to be, in possession of material non-public information.
3.Fee. The compensation to the Manager for sales of the Shares with respect to which the Manager acts as sales agent hereunder shall be up to 2.00 % of the gross offering proceeds of the Shares sold pursuant to this Agreement.
4.Payment, Delivery and Other Obligations. Settlement for sales of the Shares pursuant to this Agreement will occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered (if newly issued Shares) or delivered (if the Shares are held in treasury by the Company or one of the Subsidiaries) by, or on behalf of, the Company to the Manager against payment of the net proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by, or on behalf of, the Company or its transfer agent to the Manager’s or its designee’s account (provided that the Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered Company Shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (i) hold the Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay the Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.
5.Conditions to the Manager’s Obligations. The obligations of the Manager are subject to the following conditions:
(a)Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date:
(i)no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;
(ii)there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and
(iii)there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from the respective dates of the Registration Statement, the Prospectus and the General Disclosure Package that, in the Manager’s judgment, is material and adverse and that makes it, in the Manager’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.
(b)The Manager shall have received on each date specified in Section 6(l) a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and Section 5(a)(ii) above to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such date; the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; the Prospectus Supplement, any Interim Prospectus Supplement and each Permitted Free Writing Prospectus have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding

Representation Date, the General Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Manager expressly for use in the General Disclosure Package, it being understood that the only such information furnished by the Manager consists of the Manager Information.

The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(c)The Manager shall have received, on each date specified in Section 6(m), and on such other dates as may be reasonably requested by the Manager, an opinion and negative assurance letter of Baker Botts L.L.P., outside counsel for the Company, dated such date, substantially to the effect set forth in Exhibit B hereto.
(d)The Manager shall have received, on each date specified in Section 6(n), and on such other dates as may be reasonably requested by the Manager, an opinion of Homburger AG, Swiss counsel for the Company, dated such date, substantially to the effect set forth in Exhibit C hereto.
(e)The Manager shall have received on each date specified in Section 6(o), and on such other dates as may be reasonably requested by the Manager, an opinion and a negative assurance letter of Vinson & Elkins, L.L.P., counsel for the Manager, dated such date, in form and substance reasonably satisfactory to the Manager.

The opinion of counsel for the Company described in Section 5(c) and Section 5(d) above shall be rendered to the Manager at the request of the Company and shall so state therein.

(f)The Manager shall have received on each date specified in Section 6(p), a letter dated such date in form and substance reasonably satisfactory to the Manager, from Ernst & Young LLP, independent public accountants for the Company, confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus, as amended and supplemented to the date of such letter.

(g)All filings with the Commission required by Rule 424 under the Act to have been filed by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).
(h)The Shares shall have been approved for listing on the Exchange, subject only to a notice of issuance at or prior to the applicable Settlement Date.
(i)The Public Shares shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
(j)The Shares, when delivered and paid for in accordance with the terms of this Agreement, shall have been duly and validly authorized and issued and, to the extent required under applicable Swiss law, registered with the Commercial Register of the Canton of Zug.
6.Covenants of the Company. The Company covenants with the Manager as follows:
(a)To furnish to the Manager, without charge, signed copies of the Registration Statement (excluding exhibits) and copies of the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Manager may from time to time reasonably request. In case the Manager is required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, and this Agreement has not been terminated (provided, however, that this covenant shall apply notwithstanding any such termination, so long as the Manager is required to deliver a prospectus relating to the Shares pursuant to the Securities Act), upon the request of the Manager, and at its own expense, the Company shall prepare and deliver to the Manager as many copies as the Manager may reasonably request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be.
(b)Before amending or supplementing the Registration Statement or the Prospectus (which, for the avoidance of doubt, shall not include the filing of reports or any definitive proxy or information statement required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act), to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects (other than any prospectus supplement relating to the offering of Shelf Securities other than the Public Shares). To furnish to the Manager a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Manager reasonably objects. Not to take any action that would result in the Manager or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Manager that the Manager otherwise would not have been required to file thereunder.
(c)To file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for the duration of the Delivery Period. For the duration of the Delivery Period, to include in its quarterly reports on Form 10-Q, and in its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, the number of Shares sold through the Manager pursuant to this Agreement, the net proceeds received by the Company from such sales and the compensation paid by the Company to the Manager with respect to such sales (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 6(b) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)).
(d)To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to the Manager via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by the Manager and, at the Manager’s request, to also furnish copies of the Prospectus and such Prospectus Supplement to the Exchange and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.
(e)During the Delivery Period, to advise the Manager, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain its withdrawal.

(f)If, after the date hereof and during the Delivery Period, any event shall occur or condition exist as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, to promptly advise the Manager by telephone (with confirmation in writing or electronic mail) and to promptly prepare and file, subject to Section 6(b) above, with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and to furnish to the Manager as many copies as the Manager may reasonably request of such amendment or supplement.
(g)To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Shares, provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would be subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, or subject itself to taxation, in each case in any jurisdiction where it is not now so subject.
(h)To make generally available to the Company’s security holders and to the Manager as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
(i)Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Prospectus Supplement, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Manager, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares, including any transfer or other taxes payable thereon, the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the

Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) above, including filing fees and the documented fees and disbursements of counsel for the Manager in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, all filing fees and the reasonable fees and disbursements of counsel to the Manager incurred in connection with the offering contemplated by this Agreement; provided that such reimbursement of fees and disbursements of U.S. counsel to the Manager shall be subject to an agreed threshold not to exceed $50,000 in connection with the execution of this Agreement and $20,000 in connection with each Representation Date, including any review and qualification by the Financial Industry Regulatory Authority, (iii) all costs and expenses incident to listing the Shares on the Exchange and other national securities exchanges and foreign stock exchanges, as the case may be, (iv) the costs and charges of any transfer agent, registrar or depositary and (v) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 6 and Section 8, the Manager will pay all of its costs and expenses, including any advertising expenses connected with any offers the Manager may make.
(j)If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold, prior to such third anniversary, to file, subject to Section 6(b), a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption (references herein to the Registration Statement shall include the new registration statement that is declared effective, or become effective upon filing with, by the Commission).
(k)To use its commercially reasonable efforts to cause the Shares to be listed for trading on the Exchange and to maintain such listing.
(l)Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a definitive proxy statement or information statement or a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request) (such commencement date (and any such recommencement date, if applicable) and each such date referred to in (i) and (ii) above, a “Representation Date”), to furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Manager, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.
(m)On each Representation Date, the Company shall cause to be furnished to the Manager, dated as of such date, in form and substance reasonably satisfactory to the Manager, the written opinion and negative assurance letter of Baker Botts L.L.P., outside counsel for the Company, as described in Section 5(c), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.
(n)On each Representation Date, the Company shall cause to be furnished to the Manager, dated as of such date, in form and substance reasonably satisfactory to the Manager, the written opinion of Homburger AG as described in Section 5(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.
(o)On each Representation Date, Vinson & Elkins L.L.P., counsel to the Manager, shall have furnished to the Manager a written opinion and negative assurance letter, dated as of such date in form and substance reasonably satisfactory to the Manager.

With respect to Sections 6(m), 6(n) and 6(o) above, in lieu of delivering such an opinion or negative assurance letter for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Manager with a letter to the effect that the Manager may rely on a prior opinion or negative assurance letter delivered under Section 6(m), Section 6(n) or Section 6(o) as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(p)Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder) and each time that the Registration Statement or the Prospectus is amended or supplemented to include additional financial information, the Company files an annual report on Form 10-K or quarterly report on Form 10-Q, or there is filed with the Commission any document (other than an annual report on Form 10-K or quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information or on such other dates as may be reasonably requested by the Manager, Ernst & Young LLP, independent public accountants of the Company, shall deliver to the Manager the comfort letter(s) described in Section 5(f).

(q)To comply with the due diligence protocol attached hereto on Schedule II and any other due diligence review or call reasonably requested by the Manager.
(r)Prior to instructing the Manager pursuant to Section 2 hereof to make sales on any given day (or as otherwise agreed between the Company and the Manager), the Company shall reserve and keep available at all relevant times, free of preemptive or similar rights, Shares for the purpose of enabling the Company to satisfy its obligations in connection with such sales.
(s)That it consents to the Manager trading in the Public Shares for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.
(t)That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).
(u)Prior to instructing the Manager pursuant to Section 2 hereof to make sales on any given day (or as otherwise agreed between the Company and the Manager), an authorized officer of the Company shall have approved the minimum price and maximum number of Shares to be sold on such day, which minimum price shall not be less that the minimum consideration determined pursuant to the formula approved by the Company’s Board of Directors.
(v)Not to, or publicly disclose an intention to, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any of the Public Shares or securities convertible into or exchangeable or exercisable for the Public Shares or warrants or other rights to purchase the Public Shares or any other securities of the Company that are substantially similar to the Public Shares or permit the registration under the Securities Act of any of the Public Shares, except for (i) any Shares (including newly issued Shares) that are sold through the Manager pursuant to this Agreement, (ii) any Public Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to or incorporated by reference in the Prospectus, (iii) any Public Shares or equity awards (including options) issued or granted pursuant to employee benefit plans of the Company, (iv) any Public Shares issued pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company, during the Delivery Period or (v) any exchangeable bonds or other convertible securities issued by the Company or the Subsidiaries and the issuance of Public Shares upon the exchange, conversion or exercise thereof, without (A) giving the Manager at least two business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Manager suspending activity under this program for such period of time as requested by the Company. Except as referred to or incorporated by reference in the Prospectus, neither the Company, nor any of its affiliates, nor any person acting on behalf of any of them (provided that the Company makes no representation as to actions of the Manager) has directly or indirectly entered into any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Shares (other than the Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Shares, warrants or any rights to purchase or acquire, Shares prior to the termination of this Agreement; provided, however, that such restrictions will not be required in connection with the Company’s (i) issuance or sale of Shares, options to purchase Shares or Shares issuable upon the exercise of options or other equity awards pursuant to any employee or director share option, incentive or benefit plan, share purchase or ownership plan, long-term incentive plan, dividend reinvestment plan, inducement award under NYSE rules or other compensation plan of the Company or its subsidiaries, as in effect on the date of this Agreement, (ii) issuance or sale of Shares issuable upon exchange, conversion or redemption of securities or the exercise or vesting of warrants, options or other equity awards outstanding at the date of this Agreement, (iii) issuance or sale of Shares or securities convertible into or exchangeable for Shares as consideration for mergers, acquisitions, other business combinations, joint ventures or strategic alliances occurring after the date of this Agreement which are not used for capital raising purposes; provided, that, this clause (iii) shall not exceed five percent (5%) of the total number of outstanding Shares at such time and (iv) modification of any outstanding options, warrants of any rights to purchase or acquire Shares.
(w)The Company shall pay, and shall indemnify and hold the Manager harmless against, any stamp, issue, registration, documentary, sales, transfer income, capital gains or other similar taxes or duties imposed under the laws of Switzerland or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the Shares, (iii) the sale and delivery of the Shares to the Manager or purchasers procured by the Manager, or (iv) the resale and delivery of the Shares by the Manager in the manner contemplated herein.
(x)All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by each Manager of the full amount that would have been received had no deduction or withholding been made.

(y)All sums payable to the Manager shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to the Manager, the Company shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.
7.Covenants of the Manager. The Manager covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Manager that otherwise would not be required to be filed by the Company thereunder, but for the action of the Manager.
8.Indemnity and Contribution. The Company agrees to indemnify and hold harmless the Manager, each person, if any, who controls the Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Manager within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any documented legal or other expenses documented in connection with defending or investigating any such action or claim) that arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Manager furnished to the Company in writing by the Manager expressly for use therein, it being understood and agreed that the only such information furnished by the Manager consists of the Manager Information.
(a)The Manager agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Manager, but only with reference to information relating to the Manager furnished to the Company in writing by the Manager expressly for use in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, it being understood that the only such information furnished by the Manager consists of the Manager Information.

(b)In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
(c)To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Manager, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and of the Manager, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Manager, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total commissions received by the Manager. The relative fault of the Company, on the one hand, and the Manager, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(d)The Company and the Manager agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(c). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(c) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses documented by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Manager shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it were offered to the public exceeds the amount of any damages that the Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(e)The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Manager, any person controlling the Manager or any affiliate of the Manager or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
9.Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
10.Termination.
(a)The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Manager for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination with respect to, and to the extent of, the Shares to be sold in such pending sale; and (ii) the provisions of Section 1 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.
(b)The Manager shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through the Manager for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination with respect to, and to the extent of, the Shares to be sold in such pending sale; and (ii) the provisions of Section 1 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.
(c)This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1 and Section 8 of this Agreement shall remain in full force and effect.
(d)Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 4.
11.Entire Agreement.
(a)This Agreement represents the entire agreement between the Company and the Manager with respect to the preparation of any Registration

Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.
(b)The Company acknowledges that in connection with the offering of the Shares: (i) the Manager has acted and will act at arm’s length and owes no fiduciary duties to, the Company or any other person, (ii) the Manager owes the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Manager may have interests that differ from those of the Company, and (iv) none of the activities of the Manager in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Manager with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Manager arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.
12.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that the Manager is a Covered Entity that becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that the Manager is a Covered Entity or a BHC Act Affiliate of the Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13.Counterparts. This Agreement may be signed by manual or other electronic (including “.pdf”) signature in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
14.Applicable Law. This Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the internal laws of the State of New York.
15.Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
16.Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Manager shall be delivered, mailed or sent to Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036 (Attn: Equity Syndicate Desk, with a copy to the Legal Department); and if to the Company shall be delivered, mailed or sent to Turmstrasse 30, 6312 Steinhausen, Switzerland (Attn: Corporate Secretary) or to Sandro.Thoma@deepwater.com.
17.Submission to Jurisdiction; Appointment of Agents for Service.
(a)The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.
(b)The Company hereby irrevocably appoints Transocean Offshore Deepwater Drilling Inc., with offices at 1414 Enclave Parkway, Houston, Texas 77077, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

18.Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Manager could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to the Manager or any person controlling the Manager shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Manager or controlling person of any sum in such other currency, and only to the extent that the Manager or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Manager or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Manager or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to the Manager or controlling person hereunder, the Manager or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Manager or controlling person hereunder.

[Signature page follows]

Very truly yours, TRANSOCEAN LTD.
By:	/s/ Sandro Thoma
Name: Sandro Thoma
Title: Corporate Secretary

Accepted as of the date first written above MORGAN STANLEY & CO. LLC
By:	/s/ Mauricio Dominguez
Name: Mauricio Dominguez
Title: Vice President

SCHEDULE I

Permitted Free Writing Prospectuses

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SCHEDULE II

Due Diligence Protocol

Set forth below are guidelines for use by the Company and the Manager in connection with the Manager’s continuous due diligence efforts in connection with the sale and distribution of the Shares pursuant to the Agreement. For the avoidance of doubt, the Company has agreed that no sales under the Agreement will be requested or made at any time the Company is, or could be deemed to be, in possession of material non-public information with respect to the Company.

1.

On or immediately prior to each Representation Date, in addition to the documents provided pursuant to Sections 6(l), (m), (n), (o) and (p) of the Agreement, the Manager expects to conduct a due diligence call with the appropriate business, financial and legal representatives of the Company.

2.

On the date of or promptly after the Company’s management report becomes available for a given quarter (but no later than the last business day of the immediately succeeding quarter), the Manager expects to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of the Company and that the Company shall provide the certificate referred to in Section 5(b) of the Agreement.

3.

In the event that the Company requests the Manager to sell on any one Trading Day an amount of Shares that would be equal to or greater than 15% of the average daily trading volume (calculated based on the most recent three completed Trading Days) of the Company Shares, the Manager expects to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of the Company and that the Company shall provide the certificate referred to in Section 5(b) of the Agreement.

The foregoing is an expression of current intent only, and shall not in any manner limit the Manager’s rights under the Agreement, including the Manager’s right to require such additional due diligence procedures as the Manager may reasonably request pursuant to the Agreement.

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EXHIBIT A

[Morgan Stanley & Co. LLC Letterhead]

[_______], 20[__]

[ ]

[ ]
Attention: [_______]

VIA ELECTRONIC MAIL

TRANSACTION CONFIRMATION

Dear [_______]:

This Confirmation sets forth the terms of the agreement of Morgan Stanley & Co. LLC (the “Manager”) with Transocean Ltd. (the “Company”) relating to the sale of its shares, par value CHF 0.10 per share having an aggregate gross sales price of up to $[ ], pursuant to the Equity Distribution Agreement between the Company and the Manager, dated [_______], 20[__] (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Company’s acceptance of this Confirmation (an “Acceptance”), the Company shall have agreed with the Manager to engage in the following transaction:

Aggregate Gross Price of Shares to be sold:
Minimum price at which Shares may be sold:
Date(s) on which Shares may be sold:
Compensation to Manager (if different than the Agreement):

The transaction set forth in this Confirmation will not be binding on the Company or the Manager unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor the Manager will be bound by the terms of this Confirmation unless the Company delivers its Acceptance by [_] a.m./p.m. (New York time) on [the date hereof [_____], 20[__]].

The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement,

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except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of every Time of Sale, every Settlement Date and every Representation Date.

If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

Very truly yours, MORGAN STANLEY & CO. LLC
By:
Name:
Title:

ACCEPTED as of the date first above written TRANSOCEAN LTD.
By:
Name:
Title:

[Note: The Company’s Acceptance may also be evidenced by a separate written acceptance referencing this Confirmation and delivered in accordance with the Agreement]

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